Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-06435, No 333-132768, and No. 333-237605) on Form S-8 of our report dated December 10, 2021, with respect to the consolidated financial statements of Lee Enterprises, Incorporated and subsidiaries.

/s/ KPMG LLP
Chicago, Illinois
December 8, 2023